Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 20, 2023, with respect to the consolidated financial statements of Flutter Entertainment plc, incorporated herein by reference.

/s/ KPMG

Dublin, Ireland

January 29, 2024